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                                                                    Exhibit 99.1


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NEWS RELEASE                                       National Steel Corporation
------------                                       4100 Edison Lakes Parkway
                                                   Mishawaka, IN 46545
                                                   (219) 273-7000


Media Contact:     Clarence J. Ehlers
                   (219) 273-7327

Analyst and        Joseph A. Rainis
Investor Contact:  (219) 273-7158



                 NATIONAL STEEL ANNOUNCES STEEL PRICE INCREASE


Mishawaka, IN, October 14, 1999 - National Steel Corporation (NYSE: NS) announced today that effective with shipments January 3, 2000 or later it will raise its base price for Tin Mill Products by 3.75%.

This price restoration reflects the continuing improvement in overall flat rolled demand as well as higher purchased prices for semifinished steel products.

Headquartered in Mishawaka, Indiana, National Steel Corporation is the nation's fourth largest integrated steel company, with annual shipments of approximately six million tons of flat-rolled products. National Steel employs approximately 9,200 employees. Visit National Steel's website at: www.nationalsteel.com.